Schedule I



February 1, 1995
Mr. Stephen W. Nagy
8 Joshua Slocum Dock
Stamford, CT  06902

Dear Steve,

This will confirm the terms of the severance agreement which has been reached as a result of our discussions.

 1. Effective January 13, 1995 you will relinquish your role as Senior Vice President - Finance & Chief Financial Officer of
     General Signal.

 2. You will continue on as an employee of General Signal through July 31, 1996. As an employee of General Signal, you will be compensated at an annual rate of $310,000.

     In addition, if you are unemployed as of August 1, 1996 you will be eligible for up to an additional six months salary as long as you remain unemployed. Employment is defined to include consulting and self-employment.

 3. You will be eligible for 1994 incentive compensation, payable in March 1995, based on corporate performance and according to formula. You will not be eligible for any incentive compensation beyond that payable in March, 1995.

 4. You have indicated that you will elect early retirement under the General Signal Retirement Plan (supplemented by the Benefits Equalization Plan to the extent necessary) effective August 1, 1996 or the first day of the month following your no longer being an employee which ever is later.

 5.  As an employee, you will continue to be covered under the
     terms of the corporate office benefit programs.   After
     retirement, you and your dependents will be covered by the applicable post retirement benefits provided retirees of General Signal.

 6. Your automobile (1993 Infiniti) will become your property effective March 1, 1995. You will have an income tax liability for the value of the car.

 7. You will keep confidential all confidential and trade secret information concerning General Signal, its business, and its prospects which has become known to you.

 8. All salary payments provided hereunder will cease in the event of your death.

 9. Outplacement or reasonable offsite office arrangements during your payroll continuation will be provided if you desire such services.

10. As part of this agreement you will be required to sign a Release of All Claims and Demands.

Please countersign and return to me the enclosed copy of this letter indicating your acceptance of the understanding it sets forth.

Sincerely,





GF:cm
Enclosure





___________________________
Stephen W. Nagy        Date